                                                                    Exhibit 2(a)

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                AON CORPORATION,

                           AON KEITH ACQUISITION CORP

                             ASA ACQUISITION CORP.,

                                       AND

                                ELLEN A. HENNESSY

                 (for the sole purpose of Section 11.11 hereof)

                                 AUGUST 22, 2000

                                TABLE OF CONTENTS


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
Article 1         DEFINITIONS...........................................................................2

                  1.1      Definitions..................................................................2

Article 2         MERGER; EFFECTIVE TIME; CLOSING.......................................................7

                  2.1      Merger.......................................................................7

                  2.2      Effective Time...............................................................7

                  2.3      The Closing..................................................................7

Article 3         CERTIFICATE OF INCORPORATION; BYLAWS DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..8

                  3.1      Certificate of Incorporation.................................................8

                  3.2      Bylaws.......................................................................8

                  3.3      Directors and Officers.......................................................8

Article 4         CONVERSION OF SHARES..................................................................8

                  4.1      Conversion of Shares.........................................................8

                  4.2      Exchange of ASA Acquisition Share Certificates..............................11

                  4.3      Withholding Taxes...........................................................13

                  4.4      Phantom Stock Units.........................................................13

                  4.5      Contingent Stock Issuance...................................................13

Article 5         REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY AND PARENT.......................14

                  5.1      Organization of Merger Subsidiary and Parent; Capitalization................14

                  5.2      Authorization of Transaction................................................14

                  5.3      Consents....................................................................15

                  5.4      Noncontravention............................................................15

                  5.5      Brokers' Fees...............................................................15

                  5.6      No Prior Activities.........................................................15

                  5.7      SEC Reports.................................................................15

                  5.8      Financial Statements........................................................16

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                                TABLE OF CONTENTS
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                                   (continued)
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Article 6         REPRESENTATIONS AND WARRANTIES CONCERNING  ASA ACQUISITION...........................16

                  6.1      Organization, Qualification, and Corporate Power............................16

                  6.2      Capitalization..............................................................17

                  6.3      Authorization of Transaction................................................17

                  6.4      Noncontravention............................................................18

                  6.5      Title to Assets.............................................................18

                  6.6      Subsidiaries................................................................18

                  6.7      Financial Statements........................................................19

                  6.8      Subsequent Events...........................................................19

                  6.9      Undisclosed Liabilities.....................................................21

                  6.10     Legal Compliance............................................................21

                  6.11     Taxes.......................................................................21

                  6.12     Real Property...............................................................22

                  6.13     Intellectual Property.......................................................22

                  6.14     Contracts...................................................................24

                  6.15     Powers of Attorney..........................................................25

                  6.16     Insurance...................................................................25

                  6.17     Litigation..................................................................25

                  6.18     Licenses and Permits........................................................25

                  6.19     Consents....................................................................26

                  6.20     Employee Benefit Plans; ERISA...............................................26

                  6.21     Environment, Health, and Safety.............................................28

                  6.22     Brokers' Fees...............................................................28

                  6.23     No Other Representations and Warranties.....................................28

                  6.24     Customers...................................................................28

Article 7         PRE-CLOSING COVENANTS................................................................29

                  7.1      General.....................................................................29

                  7.2      Notices and Consents........................................................29

                  7.3      Conduct of Business of ASA Acquisition......................................29


                                      ii
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                                TABLE OF CONTENTS
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                                   (continued)

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                  7.4      Access to Information.......................................................32

                  7.5      No Solicitation.............................................................32

                  7.6      Shareholder Meetings........................................................32

                  7.7      Reasonable Best Efforts.....................................................33

                  7.8      Conduct of Business of Parent and Merger Subsidiary.........................34

                  7.9      Reorganization Treatment....................................................34

Article 8         POST-CLOSING COVENANTS...............................................................34

                  8.1      General.....................................................................34

                  8.2      Director and Officer Liability..............................................34

                  8.3      Employee Benefits...........................................................35

                  8.4      Existing Debt...............................................................39

                  8.5      Coalition Purchasing Group, LLC.............................................39

Article 9         CONDITIONS TO OBLIGATION TO CLOSE....................................................39

                  9.1      Conditions to Each Party's Obligation.......................................39

                  9.2      Conditions to Obligations of Merger Subsidiary and Parent...................40

                  9.3      Conditions to Obligations of ASA Acquisition................................41

Article 10        TERMINATION..........................................................................41

                  10.1     Termination by Parent or ASA Acquisition....................................41

                  10.2     Effect of Termination.......................................................42

                  10.3     Termination Fee.............................................................43

Article 11        INDEMNIFICATION REMEDIES.............................................................43

                  11.1     Survival; Right to Indemnification Not Affected by Knowledge................43

                  11.2     Indemnification and Payment of Damages by ASA Acquisition Shareholders......44

                  11.3     Indemnification and Payment of Damages by Parent............................44

                  11.4     Time Limitations............................................................44

                  11.5     Limitations on Amount - ASA Acquisition.....................................45

                  11.6     Limitations on Amount - Parent..............................................45

                  11.7     Escrow......................................................................45

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                                   (continued)

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                  11.8     Exclusive Remedy; Limitation on Damages.....................................45

                  11.9     Procedure for Indemnification - Third Party Claims..........................46

                  11.10    Procedure for Indemnification - Other Claims................................47

                  11.11    Shareholder Representative..................................................47

Article 12        MISCELLANEOUS........................................................................49

                  12.1     Press Releases and Public Announcements.....................................49

                  12.2     No Third Party Beneficiaries................................................49

                  12.3     Entire Agreement............................................................50

                  12.4     Succession and Assignment...................................................50

                  12.5     Counterparts................................................................50

                  12.6     Headings....................................................................50

                  12.7     Notices.....................................................................50
                  12.8     Governing Law...............................................................51

                  12.9     Amendments and Waivers......................................................51

                  12.10    Severability................................................................52

                  12.11    Expenses....................................................................52

                  12.12    Construction................................................................52

                  12.13    Incorporation of Exhibits and Schedules.....................................52

                  12.14    Specific Performance........................................................52

                  12.15    Submission to Jurisdiction..................................................53


                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as August
                                                  ---------
22, 2000, by and among Aon Corporation, a Delaware corporation ("Parent"), Aon
                                                                 ------
Keith Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), ASA Acquisition Corp., a New Jersey corporation
         -----------------
("ASA Acquisition") and Ellen A. Hennessy, as the Shareholder Representative,
-----------------
for the sole purpose of Section 11.11 hereof. Parent, Merger Subsidiary and ASA Acquisition are referred to collectively herein as the "Parties" and each
                                                        -------
individually as a "Party."
                   -----

                                   RECITALS:

          WHEREAS, the respective Boards of Directors of Parent and ASA Acquisition have approved, and deem it advisable and in the best interests of their respective shareholders to consummate a business combination of Parent and ASA Acquisition on the terms and conditions set forth herein;

          WHEREAS, the combination of Parent and ASA Acquisition shall be effected by the terms of this Agreement through a merger (the "Merger") whereby
                                                               ------
Merger Subsidiary will be merged with and into ASA Acquisition and ASA Acquisition will be the surviving corporation in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of New Jersey (the "NJBCA");
                                                 -----

          WHEREAS, for Federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Sections 368(a) of the Code, (b) this Agreement constitutes a plan of reorganization and (c) Parent, Merger Subsidiary and ASA Acquisition will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

          WHEREAS, in furtherance thereof, the Board of Directors of each of Parent and ASA Acquisition have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each ASA Acquisition Share (as defined herein) shall be converted into the right to receive shares of common stock of Parent in accordance with Section 4.1 of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the Parties agree as follows:

                                   Article 1

                                  DEFINITIONS

          1.1 Definitions. As used in this Agreement, the following terms shall
              -----------
have the respective meanings set forth below:

          "Acquisition Proposal" means any offer or proposal for, or any
           --------------------
indication of interest in, a merger or other business combination involving ASA Acquisition or any of its Subsidiaries or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, ASA Acquisition or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as
           -------------
amended, the Hart-Scott-Rodino Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          "ASA Acquisition" has the meaning set forth in the preamble hereto.
           ---------------

          "ASA Acquisition Benefit Plans" has the meaning set forth in Section
           -----------------------------
6.20(a) below.

          "ASA Acquisition Requisite Vote" has the meaning set forth in Section
           ------------------------------
6.3 below.

          "ASA Acquisition Share" means a share of common stock, $0.01 par
           ---------------------
value, of ASA Acquisition.

          "ASA Acquisition Share Certificates" has the meaning set forth in
           ----------------------------------
Section 4.2(b) below.

          "ASA Acquisition Shareholder" shall mean any registered holder of ASA
           ---------------------------
Acquisition Shares.

          "ASA Acquisition Shareholder Approval" has the meaning set forth in
           ------------------------------------
Section 7.6 below.

          "ASA Acquisition Shareholder Meeting" has the meaning set forth in
           -----------------------------------
Section 7.6 below.

          "Board" shall mean the board of directors of ASA Acquisition.
           -----

          "Certificate of Merger" has the meaning set forth in Section 2.2
           ---------------------
below.

          "Closing" has the meaning set forth in Section 2.3 below.
           -------

          "Closing Date" has the meaning set forth in Section 2.3 below.
           ------------

          "Closing Date Debt" means the principal amount of outstanding bank and
           -----------------
subordinated indebtedness (including the current portion) of ASA Acquisition on the Closing Date as certified by the Chief Financial Officer of ASA Acquisition.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Contingent Shares" has the meaning set forth in Section 4.5 below.
           -----------------

          "Contingent Share Right" has the meaning set forth in Section 4.1(c)
           ----------------------
below.

          "Disclosure Schedule" has the meaning set forth in the first paragraph
           -------------------
of Article 6 below.

          "Effective Time" has the meaning set forth in Section 2.2 below.
           --------------

          "Environmental Laws" has the meaning set forth in Section 6.21.
           ------------------

          "ERISA" has the meaning set forth in Section 6.20.
           -----

          "Escrow Agreement" shall mean the escrow agreement entered into at
           ----------------
Closing substantially in the form of Annex A attached hereto and incorporated
                                     -------
herein by reference.

          "Exchange Agent" has the meaning set forth in Section 4.2(a).
           --------------

          "Financial Statements" has the meaning set forth in Section 6.7 below.
           --------------------

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect from time to time.

          "Governmental Authority" means any government, court or tribunal or
           ----------------------
administrative, governmental or regulatory body, agency or authority, whether federal, state or local, or domestic or foreign, and any departmental or political subdivision thereof.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Indemnification Ceiling" has the meaning set forth in Section 11.5
           -----------------------
below.

          "Knowledge" of ASA Acquisition means matters actually known by any of
           ---------
the Chief Executive Officer, the Chief Financial Officer or the General Counsel of ASA Acquisition.

          "Licenses and Permits" has the meaning set forth in Section 6.18
           --------------------
below.

          "Material Adverse Effect" means, as to any Party, a material adverse
           -----------------------
effect (i) on the financial condition, business, properties, or results of operations of such person and its Subsidiaries, taken as a whole, or (ii) on the ability of such person to perform its obligations under or to consummate the transactions contemplated by this Agreement, provided that none of the following shall constitute a Material Adverse Effect: (i) occurrences affecting ASA Acquisition's or Parent's or any of their respective Subsidiaries' businesses as a result of the announcement of the execution of this Agreement; (ii) general economic conditions; (iii) any changes generally affecting the industries in which ASA Acquisition and its Subsidiaries or Parent and its Subsidiaries operate; or (iv) changes in ASA Acquisition's business after the date hereof attributable solely to actions taken by Parent.

          "Merger" has the meaning set forth in the Recitals hereto.
           ------

          "Merger Shares" has the meaning set forth in Section 4.1(c) hereto.
           -------------

          "Merger Subsidiary" has the meaning set forth in the preamble hereto.
           -----------------

          "Most Recent Balance Sheet" means the balance sheet contained within
           -------------------------
the Most Recent Financial Statements.

          "Most Recent Financial Statements" has the meaning set forth in
           --------------------------------
Section 6.7 below.

          "Most Recent Fiscal Month End" has the meaning set forth in Section
           ----------------------------
6.7 below.

          "NJBCA" has the meaning set forth in the Recitals hereto.
           -----

          "Net Transaction Value" means $150 million minus (1) Closing Date
           ---------------------
Debt, and (2) the aggregate cash amount to be paid in respect of the retention program pursuant to Section 8.3(l) hereof.

          "Net Working Capital" means current assets less current liabilities
           -------------------
calculated in accordance with GAAP and applied on a consistent basis, excluding liabilities arising in connection with the Merger and the transactions contemplated hereby and the current portion of Closing Date Debt. Notwithstanding the foregoing, as to any person employed by ASA Acquisition or its Subsidiaries on July 1, 1998, if as a direct result of the Merger, a payment is required to be made by ASA Acquisition or its Subsidiaries to such employee pursuant to an employment agreement which was entered into with such employee prior to the date of this Agreement and which employment agreement has not been terminated prior to the Effective Time, such payment shall be included for purposes of determining the Net Working Capital.

          "Ordinary Course of Business" means the ordinary course of business
           ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

          "Organizational Documents" has the meaning set forth in Section 6.1
           ------------------------
below.

          "Parent" has the meaning set forth in the preamble hereto.
           ------

          "Parent Change of Control Date" shall mean the date upon which Parent
           -----------------------------
shall enter into a definitive agreement providing for (i) a sale, transfer or other disposition of all or substantially all of the assets of Parent or (ii) a merger or other business combination of Parent or a sale or exchange of capital stock of Parent, in the case of this (ii) as a result of which the stockholders of Parent immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock or equity interests of the surviving or resulting entity.

          "Parent Common Stock" means the common stock, $1.00 par value per
           -------------------
share, of Parent,

          "Parent Confidentiality Agreement" has the meaning set forth in
           --------------------------------
Section 7.4 below.

          "Parent Financial Statements" has the meaning set forth in Section 5.7
           ---------------------------
below.

          "Party" or "Parties" has the meaning set forth in the preamble hereto.
           -----      -------

          "Permitted Transferee" shall mean with respect to the transfer of any
           --------------------
Parent Common Stock issued in the Merger by any ASA Acquisition Shareholder (i) such ASA Acquisition Shareholder's family members (including a former spouse of such shareholder), (ii) such ASA Acquisition Shareholder's heirs or a transferee of such shareholder by will or the laws of intestate succession or (iii) a trust, limited partnership or limited liability company all of the beneficiaries, partners or members of which are such ASA Acquisition Shareholder or his or her family members.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

          "Phantom Stock Plan" shall mean the ASA Phantom Stock Program.
           ------------------

          "Phantom Stock Units" means the phantom stock units granted under the
           -------------------
Phantom Stock Plan.

          "Phantom Stockholder" shall mean the holder of one or more Phantom
           -------------------
Stock Units.

          "Prohibited Transaction" has the meaning set forth in ERISA (S) 406
           ----------------------
and Code (S) 4975.

          "Proceeding" shall mean any action, arbitration, audit, hearing,
           ----------
investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before or otherwise involving any Governmental Authority or arbitrator.

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Annex B

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "SEC" means the Securities and Exchange Commission.
           ---

          "SEC Reports" has the meaning set forth in Section 5.7 below.
           -----------

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
1934, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
           -----------------
charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings with adequate reserves, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Shareholder Representative" has the meaning set forth in Section
           --------------------------
11.11 below.

          "Subsidiary" means any corporation or other Person with respect to
           ----------
which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other ownership interests or has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or individuals serving a similar function.

          "Surviving Corporation" has the meaning set forth in Section 2.1
           ---------------------
below.

          "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies
           ---      -----
or other similar assessments, including income, gross receipts, estimated, excise, property, sales, withholding, social security, unemployment, occupation, use, ad valorem, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, penalties or additional amounts with respect to any such taxes, charges, fees, levies or other assessments.

          "Taxing Authority" shall mean the Internal Revenue Service or any
           ----------------
other taxing authority (whether domestic or foreign).

          "Tax Return" means any return (including any consolidated, combined or
           ----------
unitary return in which ASA Acquisition is included or includable for periods commencing after June 30, 1998), declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                    Article 2

                         MERGER; EFFECTIVE TIME; CLOSING

          2.1 Merger. Subject to the terms and conditions of this Agreement and
              ------
the NJBCA, at the Effective Time, Merger Subsidiary and ASA Acquisition shall consummate the Merger in which (i) Merger Subsidiary shall be merged with and into ASA Acquisition and the separate existence of Merger Subsidiary shall thereupon cease, (ii) ASA Acquisition shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of New Jersey and (iii) the separate corporate existence of ASA Acquisition with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the NJBCA.

          2.2 Effective Time. On the Closing Date, subject to the terms and
              --------------
conditions of this Agreement, Merger Subsidiary and ASA Acquisition shall (i) cause to be executed a Certificate of Merger with respect to the Merger, in the form required by the NJBCA (the "Certificate of Merger"), and (ii) cause the Certificate of Merger to be filed with the New Jersey Secretary of State as provided in the NJBCA. The Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the New Jersey Secretary of State or such other time as is agreed upon by ASA Acquisition and Parent and specified in the Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."

          2.3 The Closing. Unless this Agreement shall have been terminated and
              -----------
the transactions herein contemplated shall have been abandoned pursuant to
Section 10.1 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. local time on a date which shall be the second business day after satisfaction or waiver of the conditions set forth in Article 9, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Piper Marbury Rudnick &

Wolfe LLP in New York City, or such other place or time or on such other date as Parent and ASA Acquisition may agree to in writing (the "Closing Date").

                                   Article 3

                      CERTIFICATE OF INCORPORATION; BYLAWS

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

          3.1 Certificate of Incorporation. The certificate of incorporation of
              ----------------------------
Merger Subsidiary, as in effect immediately prior to the Effective Time, a copy of which is attached hereto as Exhibit 3.1, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the NJBCA.

          3.2 Bylaws. The bylaws of Merger Subsidiary, as in effect immediately
              ------
prior to the Effective Time, shall become the bylaws of the Surviving
Corporation.

          3.3 Directors and Officers. (a) The directors of Merger Subsidiary
              ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time until their successors have been duly elected, appointed or qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

               (b) The officers of ASA Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected, appointed or qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                                   Article 4

                              CONVERSION OF SHARES

          4.1 Conversion of Shares. At the Effective Time, by virtue of the
              --------------------
merger and without any action on the part of the holders of any ASA Acquisition Shares or any shares of capital stock of Merger Subsidiary:

               (a) Merger Subsidiary Capital Stock. Each issued and outstanding share of common stock, no par value per share, of Merger Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

               (b) Cancellation of Treasury Stock and Merger Sub-Owned Stock. All ASA Acquisition Shares that are owned by ASA Acquisition and any ASA

Acquisition Shares owned by Parent or Merger Subsidiary shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

               (c) Exchange of ASA Acquisition Shares. Each issued and outstanding ASA Acquisition Share (other than ASA Acquisition Shares to be cancelled in accordance with Section 4.1(b)) shall be converted into the right to receive (i) a number of shares of Parent Common Stock (the "Merger Shares") equal to the quotient of (A) the quotient of (X) the Net Transaction Value, as adjusted pursuant to clause (g) of this Section 4.1, and (Y) $30 and (B) the number of issued and outstanding ASA Acquisition Shares on a fully-diluted basis (including a number of ASA Acquisition Shares equal to the number of Phantom Stock Units) and (ii) the non-transferable, uncertificated, contractual right to receive Contingent Shares, if any, pursuant to the terms of Section 4.5 below (the "Contingent Share Right"). All such ASA Acquisition Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such ASA Acquisition Shares shall cease to have any rights with respect thereto, except the right to receive the pro rata number of Merger Shares therefor upon the surrender of such certificate in accordance with
Section 4.2, any cash to be paid in lieu of fractional shares in respect of such ASA Acquisition Share Certificate in accordance with Section 4.1(e) below and the Contingent Share Right. Notwithstanding anything to the contrary herein, on the Closing Date, ten percent (10%) of the Merger Shares otherwise issuable to the holders of ASA Acquisition Shares shall be deposited by Parent in escrow in accordance with Section 4(f) below for the express purpose of providing a fund to pay the obligations of the ASA Acquisition Shareholders arising under Article 11 or any adjustment to the Net Transaction Value pursuant to Section 4.1(g).

               (d) Anti-Dilution. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as the result of a stock split, dividend or similar recapitalization with respect to Parent Common Stock and the record date therefore or the effective date thereof is after the date of this Agreement and prior to the Effective Time, the number of Merger Shares will be appropriately adjusted to reflect such stock split, stock dividend or similar recapitalization.

               (e) Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of ASA Acquisition Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by Thirty Dollars ($30). No such holder shall be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

               (f) Deposit of Escrow. On the Closing Date, Parent shall deposit into escrow with The Bank of New York, as escrow agent, (i) ten percent (10%) of the Merger Shares less 50,000 shares of Parent Common Stock (the "Primary Escrow Shares"), and (ii) 50,000 shares of Parent Common Stock (the "Tax Indemnity Escrow

Shares" and together with the Primary Escrow Shares, the "Escrow Shares"), such Escrow Shares to be held and distributed in accordance with the Escrow Agreement.

               (g) Working Capital Adjustment. Not later than five days prior to the Closing Date, ASA Acquisition shall deliver to Parent a computation of the Net Working Capital prepared by the Chief Financial Officer of ASA Acquisition as of the most recently available month end financial statement (the "Estimated Net Working Capital").

                  (i) If the Estimated Net Working Capital is less than Twelve Million Dollars ($12,000,000) (such amount, the "Net Working Capital Shortfall"), the Net Transaction Value shall be adjusted downward on a dollar-for-dollar basis by the amount of such Net Working Capital Shortfall. If the Estimated Net Working Capital is greater than Twelve Million Dollars ($12,000,000) (such amount, the "Net Working Capital Surplus"), the Net Transaction Value shall be adjusted upward on a dollar-for-dollar basis by the amount of such Net Working Capital Surplus.

                  (ii) Within forty-five (45) days after the Closing, ASA Acquisition shall prepare (or cause to be prepared) and submit to Parent for review a computation of the Net Working Capital as of the Closing Date (the "Closing Date Net Working Capital Statement")

                  (iii) Parent shall have thirty (30) days following delivery to review the Closing Date Net Working Capital Statement and submit in writing any disputes with respect thereto. If ASA Acquisition and Parent are unable to agree upon the Net Working Capital computation set forth on the Closing Date Net Working Capital Statement within sixty (60) days following the delivery of the Closing Date Net Working Capital Statement, then, upon the request of either Parent or ASA Acquisition, a mutually acceptable independent "Big Five" accounting firm (the "Accountants") shall be retained to resolve the issues in dispute. The parties shall cause the Accountants to act promptly to resolve the issues in dispute. The determination by the Accountants shall be final, binding and conclusive and the fees and expenses of the Accountants shall be borne equally by Parent and the ASA Acquisition Shareholders, with the ASA Acquisition Shareholder's portion of such fees and expenses deducted from the Primary Escrow Shares without regard to the deductible amount set forth in Section 11.5 below. The date on which such final determination is made (either by virtue of there being no dispute, mutual agreement, or as determined by the Accountant, is hereinafter referred to as the "Determination Date").

                  (iv) If the Closing Date Net Working Capital is less than the Estimated Net Working Capital (such difference being the " Final Working Capital Shortfall") then promptly following the Determination Date the Net Transaction Value shall be adjusted downward to reflect such difference and Parent shall be entitled to withdraw from the Primary Escrow Shares a number of shares of Parent Common Stock equal to the Final Working Capital Shortfall divided by $30. If the Closing Date Net Working Capital is greater than the Estimated Net Working Capital (such difference being the "Final Working Capital Surplus") then promptly following the Determination Date the Net Transaction Value shall be adjusted upward to reflect such difference and Parent shall issue to the ASA Shareholders on a pro rata basis a number of additional shares of Parent Common Stock, rounded up to the nearest whole share, equal to the Final Working Capital Surplus divided by $30. Any additional shares of Parent Common Stock so issued shall be considered Merger Shares for all purposes hereunder including the right to receive Contingent Shares. Notwithstanding the foregoing, if the Final Working Capital Surplus or Final Working Capital Shortfall is less than $100,000 no adjustment shall be made hereunder.

          4.2 Exchange of ASA Acquisition Share Certificates.
              ----------------------------------------------

               (a) Exchange Agent. Prior to the Effective Time, Parent shall
                   --------------
designate EquiServe, L.P. (the "Exchange Agent"), to act as exchange agent in connection with the surrender of certificates or other documentation that, prior to the Effective Time, evidenced outstanding ASA Acquisition Shares. Prior to the Closing Date, Parent shall deposit with the Exchange Agent for exchange in accordance with this Section 4.2 certificates evidencing the shares of Parent Common Stock to be issued on the Closing Date in the Merger, which shares of Parent Common Stock will be deemed to be issued at the Effective Time. At and following the Closing Date, Parent shall deliver to Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares of Parent Common Stock in accordance with Section 4.1(e).

               (b) Exchange Procedures. As soon as reasonably practicable after
                   -------------------
the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates or other evidence of ownership of the ASA Acquisition Shares satisfactory to the Exchange Agent (which ownership may be evidenced by a certificate from an officer of ASA Acquisition indicating ownership of ASA Acquisition Shares) which immediately prior to the Effective Time represented outstanding ASA Acquisition Shares (the "ASA Acquisition Share Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the ASA Acquisition Share Certificates shall pass, only upon delivery of the ASA Acquisition Share Certificates to the Exchange Agent and shall be in such form not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in surrendering the ASA Acquisition Share Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of fractional shares and the Contingent Share Right. Upon surrender of an ASA Acquisition Share Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, Parent shall cause the Exchange Agent to issue and deliver to the holder of such ASA Acquisition Share Certificate certificates representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Agreement and any cash to be paid in lieu of fractional shares, and the ASA Acquisition Share Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of an ASA Acquisition Share Certificate representing ASA Acquisition Shares which are not registered in the transfer records of ASA Acquisition under the name of the person surrendering such ASA Acquisition Share Certificate, payment may be made to a person other than the person in whose name the ASA Acquisition Share Certificate so surrendered is registered if such ASA Acquisition Share Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a person other than the registered holder of such ASA Acquisition Share Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.2, each ASA Acquisition Share Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock that such holder has the right to receive, any cash to be paid in lieu of fractional shares in respect of such ASA Acquisition Share Certificate pursuant to the provisions of this Article 4 and the Contingent Share Right.

               (c) Transfer Books; No Further Ownership Rights in ASA
                   --------------------------------------------------
Acquisition Shares. At the Effective Time, the stock transfer books of ASA
------------------
Acquisition shall be closed and thereafter there shall be no further registration of transfers of the ASA Acquisition Shares on the records of ASA Acquisition. From and after the Effective Time, the holders of ASA Acquisition Share Certificates evidencing ownership of the ASA Acquisition Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such ASA Acquisition Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, ASA Acquisition Share Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 4.

               (d) Termination of Fund; No Liability. At any time following six
                   ---------------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it all shares of Parent Common Stock and any funds (including any interest received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of ASA Acquisition Share Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the consideration payable upon due surrender of their ASA Acquisition Share Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of an ASA Acquisition Share Certificate for Cash Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (e) Lost Certificates. If any ASA Acquisition Share Certificate
                   -----------------
shall have been lost, stolen or destroyed, (i) upon the making of an affidavit of that fact by the person claiming such ASA Acquisition Share Certificate to be lost, stolen or destroyed and (ii) if required by Parent, the delivery to Parent of an indemnity satisfactory to Parent against any claim that may be made against Parent with respect to the ASA Acquisition Share Certificate alleged to have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed ASA Acquisition

Share Certificate the number of whole shares of Parent Common Stock that such holder has the right to receive and any cash to be paid in lieu of fractional shares pursuant to this Agreement.

          4.3 Withholding Taxes. Parent and Merger Subsidiary shall be entitled
              -----------------
to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any amounts payable to a holder of ASA Acquisition Shares pursuant to the Merger any withholding and stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Merger Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of ASA Acquisition Shares in respect of which such deduction and withholding was made by Parent or Merger Subsidiary.

          4.4 Phantom Stock Units.
              -------------------

               (a) Immediately prior to the Effective Time, each Phantom Stock Unit shall be cancelled by ASA Acquisition and in consideration such holder shall receive the consideration specified in Section 4.1(c) for each Phantom Stock Unit and such Phantom Stockholder shall otherwise be treated as an ASA Acquisition Shareholder for all purposes hereunder (including Section 4.3 above).

               (b) ASA Acquisition shall take all actions necessary and appropriate so that the Phantom Stock Plan shall terminate as of the Effective Time and ASA Acquisition shall use its best efforts to ensure that following the Effective Time no Phantom Stockholder or any participant in the Phantom Stock Plan shall have any right thereunder to acquire any Phantom Stock Units.

          4.5 Contingent Stock Issuance. On the earlier of (i) the second
              -------------------------
anniversary of the Closing Date or (ii) a Parent Change of Control Date (the "Contingent Stock Issuance Date"), in the event the Average Closing Price of a share of Parent Common Stock is less than thirty-six dollars ($36) per share (adjusted to reflect any stock split, dividend or similar recapitalization with respect to Parent Common Stock), Parent hereby agrees to promptly issue and deliver as additional consideration in the Merger, to each ASA Acquisition Shareholder or Permitted Transferee who owns of record or beneficially any Merger Shares on the Contingent Stock Issuance Date for each such share of Parent Common Stock issued as part of the merger consideration (including any Escrow Shares and adjusted to reflect any stock split, dividend or similar recapitalization with respect to Parent Common Stock) a number of shares of Parent Common Stock (the "Contingent Shares"), rounded up to the nearest whole share, equal to the quotient of (X) the difference between thirty-six dollars ($36) and the greater of (i) thirty dollars ($30) and (ii) the Average Closing Price and (Y) the Average Closing Price. For purposes of this Section 4.5, the "Average Closing Price" shall mean the average daily last sales prices for the shares of Parent Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded and listed on the New York Stock Exchange (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source mutually selected by Parent and the Shareholder Representative) ending at the close of trading on the second day immediately preceding the Contingent Stock Issuance Date.

                                   Article 5

                         REPRESENTATIONS AND WARRANTIES
                         OF MERGER SUBSIDIARY AND PARENT

          Merger Subsidiary and Parent jointly and severally represent and warrant to ASA Acquisition that the statements contained in this Article 5 are correct and complete as of the date hereof.

          5.1 Organization of Merger Subsidiary and Parent; Capitalization. (a)
              ------------------------------------------------------------
Parent is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Merger Subsidiary is a corporation, duly organized, validly existing, and in good standing under the laws of the state of New Jersey. Merger Subsidiary is a direct, wholly-owned subsidiary of Parent.

               (b) The entire authorized capital stock of Parent consists of 750,000,000 shares of Parent Common Stock. As of the close of business on July 31, 2000, 255,488,586 shares of Parent Common Stock were issued and outstanding. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to Parent option plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 5.1(b), the SEC Reports and the transactions contemplated by this Agreement, as of the date hereof, there are outstanding (x) no shares of capital stock or other voting securities of Parent, (y) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (z) no material options, warrants or other rights to acquire from Parent, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such material option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Parent Securities"). None of Parent or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire or retire any Parent Securities, including as a result of the transactions contemplated by this Agreement.

          5.2 Authorization of Transaction. Each of Merger Subsidiary and Parent
              ----------------------------
has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of Parent and Merger Subsidiary. This

Agreement constitutes the valid and legally binding obligation of each of Merger Subsidiary and Parent, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

          5.3 Consents. Except for (i) compliance with and required filings
              --------
under the Hart-Scott-Rodino Act and (ii) the filing of the Certificate of Merger with the New Jersey Secretary of State, no notice, filing, consent, license or permit of any Governmental Authority or any Person is required to be obtained or made by or with respect to Parent or Merger Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by Parent or Merger Subsidiary of any other action contemplated hereby.

          5.4 Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement nor the consummation of the transactions contemplated hereby, will (i) contravene or conflict with the certificate of incorporation, the bylaws or similar organizational documents of Parent or Merger Subsidiary or any Subsidiary of Parent, (ii) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Merger Subsidiary or Parent is subject or
(iii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Merger Subsidiary or Parent is a party or by which it is bound or to which any of its assets is subject, except in the case of (ii) and (iii), as would not have a Material Adverse Effect on Merger Subsidiary or Parent.

          5.5 Brokers' Fees. Neither Merger Subsidiary nor Parent has any
              -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          5.6 No Prior Activities. Except for obligations incurred in connection
              -------------------
with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Subsidiary has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

          5.7 SEC Reports.
              -----------

               (a) Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "SEC Reports") and Parent has made available to ASA Acquisition a true and complete copy of each SEC Report.

               (b) As of its filing date, each SEC Report filed pursuant to the Securities Exchange Act (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the requirements of the Securities Exchange Act.

               (c) Each SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed SEC Report and (ii) complied as to form in all material respects with the requirements of the Securities Act.

          5.8 Financial Statements. The financial statements of Parent included
              --------------------
in the SEC Reports (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the consolidated financial condition of Parent and its Subsidiaries as of such dates and the consolidated results of operations of Parent and its Subsidiaries for such periods and are consistent with the books and records of Parent and its Subsidiaries (which books and records are correct and complete in all material respects).

                                   Article 6

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                                 ASA ACQUISITION

          ASA Acquisition represents and warrants to Merger Subsidiary and Parent that the statements contained in this Article 6 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by ASA Acquisition to Merger Subsidiary and Parent on the date hereof (the "Disclosure Schedule"), which Disclosure Schedule shall identify the specific Sections of this Article 6 as to which the exception or disclosure applies. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 6, provided that disclosure in any paragraph of the Disclosure Schedule constitutes disclosure for all paragraphs of the Disclosure Schedule.

          6.1 Organization, Qualification, and Corporate Power. Each of ASA
              ------------------------------------------------
Acquisition and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of ASA Acquisition and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and each such jurisdiction is listed in
Schedule 6.1(a) of the Disclosure Schedule. Each of ASA Acquisition and its Subsidiaries has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it , except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on ASA Acquisition. Each of ASA Acquisition and its Subsidiaries has made available to Merger Subsidiary and Parent correct and complete copies of the certificate of incorporation and bylaws (such documents and, as may be applicable, any similar organizational documents with respect to any Person referred to in this Agreement, being referred to herein as the "Organizational Documents") of each of ASA Acquisition and its Subsidiaries, respectively (as amended to date).

          6.2 Capitalization. The entire authorized capital stock of ASA
              --------------------------------------------------------------
Acquisition consists of 10,000,000 shares of common stock, $0.01 par value, of which 8,895,530 shares are issued and outstanding as of August 21, 2000. All of the issued and outstanding ASA Acquisition Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section
6.2 of the Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ASA Acquisition to issue, sell, or otherwise cause to become outstanding any of its capital stock, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to ASA Acquisition, (iii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the ASA Acquisition Shares, (iv) ASA Acquisition is not subject to any obligation, contingent or otherwise, to reimburse or otherwise acquire or retire any shares of its capital stock, (v) no shareholder of ASA Acquisition is entitled to preemptive rights or similar rights to subscribe for ASA Acquisition Shares and (vi) ASA Acquisition has not agreed to register any of its securities under the Securities Act.

          6.3 Authorization of Transaction.
              ----------------------------

               (a) The execution, delivery and performance by ASA Acquisition of this Agreement and the consummation by ASA Acquisition of the transactions contemplated hereby are within ASA Acquisition's corporate powers and, except as set forth in the next succeeding sentence of this Section 6.3, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding ASA Acquisition Shares entitled to vote on this Agreement (the "ASA Acquisition Requisite Vote") is the only vote of any class or series of ASA Acquisition's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by ASA Acquisition and constitutes a valid and binding agreement of ASA Acquisition, enforceable against ASA Acquisition in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

               (b) The Board has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, ASA Acquisition and its shareholders and (ii) recommend that the shareholders of ASA Acquisition approve and adopt this Agreement. The Board has directed that this Agreement be submitted to the shareholders of ASA Acquisition for their approval.

          6.4 Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) contravene or conflict with the Organizational Documents of ASA Acquisition or any of its Subsidiaries, (ii) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which ASA Acquisition or (iii) subject to obtaining the third-party consents set forth in Section 6.19 of the Disclosure Schedule, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which ASA Acquisition or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except in the case of (ii) or (iii), as would not, individually or in the aggregate, have a Material Adverse Effect on ASA Acquisition.

          6.5 Title to Assets. Except as set forth in Section 6.5 of the
              ---------------
Disclosure Schedule, each of ASA Acquisition and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Except as set forth in Section
6.5 of the Disclosure Schedule, there are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person other than as contemplated in this Agreement to acquire any interest in all, or any part of, such assets.

          6.6 Subsidiaries.
              ------------

               (a) Section 6.6 of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Subsidiaries of ASA Acquisition, including the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by ASA Acquisition, or another Subsidiary of ASA Acquisition or by any other Person.

               (b) Except as set forth in Section 6.6 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially and of record by ASA Acquisition, free and clear of all Security Interests. Except as set forth in Section 6.6 of the Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ASA Acquisition to issue, sell, or otherwise cause to become outstanding any of the capital stock of any Subsidiary of ASA Acquisition, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of ASA Acquisition and (iii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the common equity of any Subsidiary of ASA Acquisition. At the Closing, ASA Acquisition will not, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other Person other than the Subsidiaries listed in Section 6.6 of the Disclosure Schedule, and neither ASA Acquisition nor any of its Subsidiaries is a member of or participant in a partnership, joint venture or similar Person.

          6.7 Financial Statements. ASA Acquisition has delivered (collectively,
              --------------------
the "Financial Statements") to Parent its (i) audited balance sheets and statements of income for the fiscal years ended December 31, 1998, and December 31, 1999; and (ii) unaudited balance sheet and statement of income (the "Most Recent Financial Statements") as of and for the six-month period ended June 30, 2000 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the consolidated financial condition of ASA Acquisition and its Subsidiaries as of such dates and the consolidated results of operations of ASA Acquisition and its Subsidiaries for such periods, subject, in the case of the Most Recent Financial Statements, to normal year-end adjustments which are not, in the aggregate, material, and are consistent with the books and records of ASA Acquisition and its Subsidiaries (which books and records are correct and complete in all material respects). ASA Acquisition and its Subsidiaries keep proper accounting records in which all material assets and liabilities and all material transactions of ASA Acquisition and its Subsidiaries are recorded in conformity with applicable accounting principles.

          6.8 Subsequent Events. Except as set forth in Section 6.8 of the
              -----------------
Disclosure Schedule, in the case of clauses (a), (c), (d), (e), and (h) below, since December 31, 1999 and, in the case of clauses (b), (f), (g) and (i) below, since the Most Recent Fiscal Month End, ASA Acquisition and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

               (a) any event, occurrence or development which, individually or in the aggregate, has had or is reasonably likely in the future to have a Material Adverse Effect on ASA Acquisition;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of ASA Acquisition, or any repurchase, redemption or other acquisition by ASA Acquisition or any of its Subsidiaries of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, ASA Acquisition or any of its Subsidiaries;

               (c) any amendment of any term of any outstanding security of ASA Acquisition or any of its Subsidiaries that would materially increase the obligations of ASA Acquisition or such Subsidiary under such security;

               (d) (i) any incurrence or assumption by ASA Acquisition or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) in the Ordinary Course of Business (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the Ordinary Course of Business) or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by ASA Acquisition or any of its Subsidiaries for the obligations of any other person (other than any wholly owned Subsidiary of ASA Acquisition), other than in the Ordinary Course of Business;

               (e) any creation or assumption by ASA Acquisition or any of its Subsidiaries of any consensual lien on any material asset of ASA Acquisition or any of its Subsidiaries other than in the Ordinary Course of Business;

               (f) any making of any loan, advance or capital contribution to or investment in any person by ASA Acquisition or any of its Subsidiaries other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of ASA Acquisition or (ii) loans or advances to employees of ASA Acquisition or any of its Subsidiaries made in the Ordinary Course of Business;

               (g) (i) any contract or agreement entered into by ASA Acquisition or any of its Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by ASA Acquisition or any of its Subsidiaries of any material contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee), other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the Ordinary Course of Business and those contemplated by this Agreement;

               (h) any material change in any method of accounting or accounting principles or practice by ASA Acquisition or any of its Subsidiaries, except for any such change required by reason of a change in GAAP; or

               (i) except for items permitted by Section 7.3 hereof, any (i) grant of any severance or termination pay to any director, officer or employee of ASA Acquisition or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of ASA Acquisition or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or ASA Acquisition Benefit Plan or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of

ASA Acquisition or any of its Subsidiaries other than, in the case of clause
(iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of ASA Acquisition or any of its Subsidiaries in the Ordinary Course of Business or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

          6.9 Undisclosed Liabilities. There have been no liabilities or
              -----------------------
obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by ASA Acquisition or any of its Subsidiaries since Most Recent Fiscal Month End, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities or obligations incurred in the Ordinary Course of Business, (ii) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on ASA Acquisition; or (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

          6.10 Legal Compliance. Each of ASA Acquisition and its Subsidiaries
               ----------------
has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Authority, and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Except as set forth in Section 6.10 of the Disclosure Schedule, since June 30, 1998, neither ASA Acquisition nor any of its Subsidiaries has received notice of a material violation of any law (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Authority and, to the Knowledge of ASA Acquisition and its Subsidiaries, no material investigation or review by any Governmental Authority with respect to ASA Acquisition or any of its Subsidiaries is pending or threatened, nor, to the Knowledge of ASA Acquisition and its Subsidiaries, has any Governmental Authority indicated an intention to conduct any such investigation or review.

          6.11 Taxes. Except as set forth in Section 6.11 of the Disclosure
               -----
Schedule:

               (a) ASA Acquisition and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) all material Tax Returns required by applicable law to be filed by them for tax periods commencing after June 30, 1998 and prior to the date hereof, and all such Tax Returns were true, correct and complete in all material respects;

               (b) ASA Acquisition and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes shown due on Tax Returns filed prior to the date hereof and after June 30, 1998 and appropriate reserves have been reflected in the Financial Statements for Taxes not yet due;

               (c) ASA Acquisition and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes for all periods commencing after June 30, 1998;

               (d) None of ASA Acquisition or its Subsidiaries is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes, except among themselves; and

               (e) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to any material Taxes or Tax Return of ASA Acquisition or its Subsidiaries in each case, for any period commencing after June 30, 1998 and none of them has received a written notice of any proposed audit or proceeding for any such period.

          6.12 Real Property. ASA Acquisition and each of its Subsidiaries do
               -------------
not own any real property and Section 6.12 of the Disclosure Schedule lists all real property leased or subleased by or to ASA Acquisition and each of its Subsidiaries. Each of ASA Acquisition and its Subsidiaries has delivered to Merger Subsidiary and Parent correct and complete copies of the leases and subleases listed in Sections 6.12 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Sections 6.12 of the Disclosure Schedule:

                  (i) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) except as set forth in Section 6.12 of the Disclosure Schedule, no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any material terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease; and

                  (iii) neither ASA Acquisition nor any of its Subsidiaries nor, to the Knowledge of ASA Acquisition or any of its Subsidiaries, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification, or acceleration thereunder, in any such case in which such breach, default, termination, modification, or acceleration does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ASA Acquisition and, except as set forth in Section
6.12 of the Disclosure Schedule, no person other than ASA Acquisition and its Subsidiaries has any right to use, occupy or lease any of the leased real property or any structures or buildings thereon.

          6.13 Intellectual Property.
               ---------------------

               (a) Section 6.13 of the Disclosure Schedule sets forth a list of all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights whether registered or unregistered and including pending applications therefor and inventions of ASA Acquisition and its Subsidiaries. ASA Acquisition and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property free and clear of all Security Interests or claims of any nature, necessary to conduct their respective businesses as now conducted. The use of any Intellectual Property by ASA Acquisition and its Subsidiaries does not infringe on or otherwise violate the rights of any Person. Except as set forth in Section 6.13 of the Disclosure Schedule, no claim, action or proceeding has been made or brought against, or to the Knowledge of ASA Acquisition or any of its Subsidiaries, has been threatened against, ASA Acquisition or its Subsidiaries regarding its Intellectual Property alleging that ASA Acquisition's or any of its Subsidiaries' respective business or operations, as currently conducted, conflict or infringe with any third party's proprietary rights, or challenging ASA Acquisition or any of its Subsidiaries ownership or use, or the validity or enforceability of any Intellectual Property that is necessary for the conduct of the business of ASA Acquisition or any of its Subsidiaries. The transactions contemplated by this Agreement will not adversely affect the right, title and interest of ASA Acquisition and its Subsidiaries in and to any material Intellectual Property.

               (b) Section 6.13 of the Disclosure Schedule sets forth a correct and complete list of all licenses, sublicenses and other agreements in which ASA Acquisition or any of its Subsidiaries grants rights to any person to use the Intellectual Property and any consents, indemnifications, settlement agreements or cross-licensing agreements relating to the Intellectual Property or the intellectual property of any third party, other than (i) shrink wrap software licenses or other readily available commercial software packages or (ii) non-exclusive licenses granted in connection with any consulting assignment, to which ASA Acquisition or any of its Subsidiaries is a party. Except as disclosed in Section 6.13 of the Disclosure Schedule, neither ASA Acquisition nor any of its Subsidiaries is under any obligation to pay royalties or similar payments in connection with any license nor will ASA Acquisition or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

               (c) ASA Acquisition and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

               (d) ASA Acquisition and its Subsidiaries own or have the right to use all computer software, software systems and databases and all other information systems currently used in the business of ASA Acquisition and its Subsidiaries and necessary to conduct the business of ASA Acquisition and its Subsidiaries.

For purposes of this Agreement, "Intellectual Property" shall mean all of the following, owned or used by ASA Acquisition or any of its Subsidiaries: (i) trademarks and service marks (registered or unregistered), service names, trade names, all applications and registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, technology and computer programs, software, source code and all applications or registrations in any jurisdiction pertaining to the foregoing;
(iii) trade secrets, including confidential and other non-public information, and the rights in any jurisdiction to limit the use or disclosure thereof; (iv) database rights; and (v) Internet Web site, domain names and registrations or applications for registrations thereof.

          6.14 Contracts. Section 6.14 of the Disclosure Schedule lists the
               ---------
following contracts and other agreements to which ASA Acquisition or any of its Subsidiaries is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (ii) any agreement concerning a partnership or joint venture;

                  (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which a Security Interest has been imposed on any of its assets, tangible or intangible;

                  (iv) any agreement concerning confidentiality or noncompetition other than those agreements entered into by employees of ASA Acquisition and its Subsidiaries a copy of the form of which has been made available to Parent;

                  (v) any agreement with any member of the Board, executive officer, ASA Acquisition Shareholder or any Affiliate of such shareholder;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees or any currently outstanding loans or advances in excess of $5,000 made by ASA Acquisition or any of its Subsidiaries to any of its officers, agents or employees;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual base compensation in excess of $100,000 or providing severance benefits; and

                  (viii) any agreement relating to ASA Acquisition's or any of its Subsidiaries' consulting, administration and communications services, including agreements with clients or customers of ASA Acquisition and its Subsidiaries, providing for compensation in excess of $50,000 per annum.

Each of ASA Acquisition and its Subsidiaries has made available to Merger Subsidiary and Parent a correct and complete copy of each written agreement listed in Section 6.14 of the Disclosure Schedule (as amended to date) and a written description of each oral agreement required to be listed in the Disclosure Schedule pursuant to subsections (i) through (v) of this Section
6.14. With respect to each such agreement, except as set forth in Section 6.14 of the Disclosure Schedule: (A) the agreement is legal, valid, binding and enforceable on ASA Acquisition or such Subsidiary party thereto and to the Knowledge of ASA Acquisition and its Subsidiaries, on the other parties thereto, in accordance with their respective terms, and in full force and effect; (B) neither ASA Acquisition nor any of its Subsidiaries nor, to the Knowledge of ASA Acquisition or any of its Subsidiaries, any other party thereto, is in material breach or default, and no event, act or omission has occurred which with notice or lapse of time would constitute a breach or default by, or permit termination, modification, or acceleration, under the agreement; (C) to the Knowledge of ASA Acquisition and its Subsidiaries, no party has repudiated any provision of the agreement; and (D) no party to any such agreement has in writing asserted the right to renegotiate, cancel or terminate prior to the full term thereof, any of the terms and conditions of any such agreement.

          6.15 Powers of Attorney. Except as set forth in Section 6.15 of the
               ------------------
Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of ASA Acquisition or any of its Subsidiaries.

          6.16 Insurance. Section 6.16 of the Disclosure Schedule sets forth a
               ---------
complete and accurate list of the insurance policies of ASA Acquisition and its Subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No written notice of any termination or threatened termination of any such policies has been received by ASA Acquisition or any of its Subsidiaries, all premiums with respect thereto covering all periods up to and including the Effective Time have been or will have been paid, and such policies are in full force and effect.

          6.17 Litigation. Except as set forth in Section 6.17 of the Disclosure
               ----------
Schedule, as of the date hereof there are no actions, suits, investigations or proceedings pending against, or to the Knowledge of ASA Acquisition and its Subsidiaries, threatened against or affecting, ASA Acquisition or any of its Subsidiaries or any of their respective properties (collectively, the "Pending and Threatened Litigation") and as of the Closing Date there will be no Pending and Threatened Litigation which, if determined adversely, would have a Material Adverse Effect on ASA Acquisition.

          6.18 Licenses and Permits. Except as set forth in Section 6.18 of the
               --------------------
Disclosure Schedule, each of ASA Acquisition and its Subsidiaries owns, holds or possesses all licenses, consents, franchises, permits, approvals and other permits, orders or authorizations of, or registrations, declarations, notices or filings with, (collectively, "Licenses and Permits") any Governmental Authority and any other Person necessary to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted, except for such Licenses and Permits the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither ASA Acquisition nor any of its Subsidiaries is in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it in any case which would reasonably be expected to have a Material Adverse Effect.

          6.19 Consents. Except as set forth in Section 6.19 of the Disclosure
               --------
Schedule and except for (i) compliance with and required filings under the Hart-Scott-Rodino Act and (ii) the filing of the Certificate of Merger with the New Jersey Secretary of State and appropriate documents with the relevant authorities of other states in which ASA Acquisition or any of its Subsidiaries is qualified to do business, no material notice, filing, consent, license or permit of any Governmental Authority or any Person is required to be obtained or made by or with respect to ASA Acquisition or any of its Subsidiaries on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by ASA Acquisition or any of its Subsidiaries of any other action contemplated hereby.

          6.20 Employee Benefit Plans; ERISA.
               -----------------------------

               (a) Except as set forth in Section 6.20(a) of the Disclosure Schedule, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements, severance agreements, change of control agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by ASA Acquisition, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with ASA Acquisition would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which ASA Acquisition or any of its Subsidiaries has or may have a liability (the "ASA Acquisition Benefit Plans"). Except as disclosed in Section 6.20(a) of the Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither ASA Acquisition nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional ASA Acquisition Benefit Plan or, except as required by law, modify or change any existing ASA Acquisition Benefit Plan that would affect any employee or terminated employee of ASA Acquisition or any ERISA Affiliate; and (2) since December 31, 1999, there has been no change, amendment, modification to, or adoption of, any ASA Acquisition Benefit Plan, in each case, that has had, or would have, a Material Adverse Effect on ASA Acquisition.

               (b) With respect to each ASA Acquisition Benefit Plan, except as disclosed in Section 6.20(b) of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on ASA
Acquisition: (i) if intended to qualify under Section 401(a) or 401(k) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no Prohibited Transaction has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

               (c) None of the ASA Acquisition Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

               (d) Except as disclosed in Section 6.20(d) of the Disclosure Schedule, neither ASA Acquisition nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have a Material Adverse Effect on ASA Acquisition or that has not been reflected on ASA Acquisition's consolidated financial statements.

               (e) With respect to each ASA Acquisition Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as specifically disclosed in Section 6.20(e) of the Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of ASA Acquisition or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary and except as would not, individually or in the aggregate, have a Material Adverse Effect on ASA Acquisition.

               (f) Except with respect to payments under the agreements and programs specified in Section 6.20(f) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any ASA Acquisition Benefit Plan.

               (g) Except as disclosed in Section 6.20(a) of the Disclosure Schedule, there is no ASA Acquisition Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

               (h) Section 6.20(h) of the Disclosure Schedule identifies each collective bargaining agreement to which ASA Acquisition or any of its Subsidiaries is a party and copies of each such agreement have been furnished to or made available to Parent. Except as set forth on Section 6.20(h) of the Disclosure Schedule, or except as would not, individually or in the aggregate, have a Material Adverse Effect on ASA Acquisition, (i) there is no labor strike, slowdown or work stoppage or lockout against

ASA Acquisition or any of its Subsidiaries and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. As of the date of this Agreement, there is no representation, claim or petition pending before the National Labor Relations Board and, to the knowledge of ASA Acquisition, no question concerning representation exists with respect to the employees of ASA Acquisition or any of its Subsidiaries.

                  (i) Notwithstanding anything to the contrary in this Section 6.20, no representation or warranty is made with respect to any benefit plan of AT&T Corp. and ASA Acquisition has no liability in respect of any benefit plan of AT&T Corp. as a result of any ASA Acquisition or its Subsidiary employees' prior participation in such plans.

          6.21 Environment, Health, and Safety. Except as set forth in Section
               -------------------------------
6.21 of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on ASA Acquisition, ASA Acquisition and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as now conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

          6.22 Brokers' Fees. Neither ASA Acquisition, any of its officers,
               -------------
directors or employees, nor any Shareholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except for the obligation of ASA Acquisition to pay Deutsche Bank Alex.Brown (a true and correct copy of whose engagement letter has been provided to Parent).

          6.23 No Other Representations and Warranties. Notwithstanding any
               ---------------------------------------
other provision of the Agreement, ASA Acquisition has not made any representation or warranty whatsoever, express or implied, beyond those expressly set forth in this Agreement. In particular, ASA Acquisition does not, and has not made any representations or warranties to Parent and Merger Subsidiary with respect to any information set forth in the Confidential Memorandum dated April 2000 distributed by Deutsche Bank Alex.Brown.

          6.24 Customers. Section 6.24 of the Disclosure Schedule sets forth a
               ---------
complete and accurate list of the ten (10) largest customers of ASA Acquisition and its Subsidiaries in terms of revenue during each of the 1998 and 1999 fiscal years and for the six months ended June 30, 2000 showing approximate total revenue received in each such period for each such customer. Except as set forth in Section 6.24 of the Disclosure Schedule, as of the date hereof, to the Knowledge of ASA Acquisition and its Subsidiaries, none of such customers within the last twelve months has threatened to cancel, terminate or otherwise decrease or limit materially the relationship of such person with or services from ASA Acquisition or its Subsidiaries.

                                   Article 7

                              PRE-CLOSING COVENANTS

          The parties hereto agree as follows with respect to the period between the execution of this Agreement and the Closing.

          7.1 General. Each of the parties hereto will use its reasonable best
              -------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective as promptly as possible the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article 9 below), and each party hereto shall execute and deliver the agreements to which it is a party referred to in Article 9 in substantially the forms of the Exhibits hereto.

          7.2 Notices and Consents. Each party hereto shall give any notices to
              --------------------
third parties and shall use its reasonable best efforts to obtain any third party consents, undertakings, agreements and opinions that the other may reasonably request in connection with the matters referred to in Sections 6.4 and 6.19 above and in Article 9 below. Each of the parties hereto shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities, if any, in connection with the transactions contemplated hereby.

          7.3 Conduct of Business of ASA Acquisition. Except as contemplated by
              --------------------------------------
this Agreement, during the period from the date hereof to the Effective Time, ASA Acquisition will, and will cause each of its Subsidiaries to, conduct its operations in the Ordinary Course of Business and, to the extent consistent therewith, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither ASA Acquisition nor any of its Subsidiaries will, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (i) amend its certificate of incorporation or bylaws (or other similar governing instrument);

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

                  (iii) (1) split, combine or reclassify any shares of its capital stock; (2) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (3) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (4) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its Subsidiaries;

                  (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of ASA Acquisition or any of its Subsidiaries (other than the Merger);

                  (v) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

                  (vi) (1) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the Ordinary Course of Business and in amounts not material to ASA Acquisition and its Subsidiaries taken as a whole; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the Ordinary Course of Business and in amounts not material to ASA Acquisition and its Subsidiaries, taken as a whole, and except for obligations of the wholly owned Subsidiaries of ASA Acquisition; (3) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned Subsidiaries of ASA Acquisition or customary loans or advances to employees in the Ordinary Course of Business and in amounts not material to the maker of such loan or advance); (4) pledge or otherwise encumber shares of capital stock of ASA Acquisition or its Subsidiaries; or (5) mortgage or pledge any assets, tangible or intangible, of ASA Acquisition or any of its Subsidiaries or create or suffer to exist any material lien thereupon;

                  (vii) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the Ordinary Course of Business that, in the aggregate, do not result in a material increase in benefits or compensation expense to ASA Acquisition, or as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                  (viii) acquire, sell, lease or dispose of any assets outside the Ordinary Course of Business or any assets which in the aggregate are material to ASA Acquisition and its Subsidiaries taken as a whole, enter into any commitment or transaction outside the Ordinary Course of Business or grant any exclusive distribution rights;

                  (ix) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

                  (x) (1) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (2) except as listed on
Schedule 7.3(x) attached hereto, authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000, or (3) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (xi) make or revoke any material Tax election, or settle or compromise any Tax liability, material to ASA Acquisition and its subsidiaries taken as a whole or change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes;

                  (xii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or prepay any bank or subordinated indebtedness other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against in the consolidated financial statements of ASA Acquisition and its Subsidiaries or incurred in the Ordinary Course of Business;

                  (xiii) enter into any agreement or arrangement that limits or otherwise restricts ASA Acquisition or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

                  (xiv) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 7.3(a) through 7.3(m) or any action which would make any of the representations or warranties of ASA Acquisition contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

                  (xv) take any action that reasonably could be expected to adversely affect the qualification of the Merger as a reorganization under
Section 368(a) of the Code.

          7.4 Access to Information. To the extent permitted by applicable law,
              ---------------------
from the date hereof until the Effective Time, ASA Acquisition will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of ASA Acquisition and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct ASA Acquisition's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of ASA Acquisition and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by ASA Acquisition to Parent hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated April 24, 2000, executed by Parent and ASA Acquisition (the "Parent Confidentiality Agreement").

          7.5 No Solicitation. From the date hereof until the termination
              ---------------
hereof, ASA Acquisition will not and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of ASA Acquisition and its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any non-public information relating to ASA Acquisition or any of its Subsidiaries or afford access to the properties, books or records of ASA Acquisition or any of its Subsidiaries to, any person that has made any Acquisition Proposal. ASA Acquisition will, and will cause the other persons listed in the preceding sentence to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to an Acquisition Proposal.

          7.6 Shareholder Meetings. ASA Acquisition shall cause a meeting of its
              --------------------
shareholders (the "ASA Acquisition Shareholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement (the "ASA Acquisition Shareholder Approval"). Except as provided in the next sentence, the Board shall recommend approval and adoption of this Agreement by ASA Acquisition's shareholders. The Board shall be permitted to (i) not recommend to ASA Acquisition's shareholders that they give the ASA Acquisition Shareholder Approval or (ii) withdraw or modify in a manner adverse to Parent its recommendation to ASA Acquisition's shareholders that they give the ASA Acquisition Shareholder Approval, only if and to the extent that the ASA Acquisition Board, after consultation with and based upon the advice of independent legal counsel, determines in its good faith judgment that such action is necessary for the ASA Acquisition Board to comply with its fiduciary duties to the ASA Acquisition's shareholders under applicable law. In connection with the ASA

Acquisition Shareholder Meeting, ASA Acquisition will (x) use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the ASA Acquisition Shareholder Approval and (y) otherwise comply with all legal requirements applicable to such meeting.

          7.7 Reasonable Best Efforts.
              -----------------------

               (a) In furtherance and not in limitation of Section 7.1 above, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the Hart-Scott-Rodino Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act as soon as practicable.

               (b) Each of Parent and ASA Acquisition shall, in connection with the efforts referenced in Section 7.7(a) above to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

               (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.7(a) and (b), each of Parent and ASA Acquisition shall use its reasonable best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and ASA Acquisition shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.7 shall limit a party's right to terminate this Agreement pursuant to Section 10.1(d)(ii) or 10.1(d)(iii) so long as such party has up to then complied in all material respects with its obligations under this Section 7.7.

          7.8 Conduct of Business of Parent and Merger Subsidiary. Prior to the
              ---------------------------------------------------
Effective Time, neither Parent nor Merger Subsidiary will take any action that reasonably could be expected to adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code.

          7.9 Reorganization Treatment. Each of Parent, Merger Subsidiary and
              ------------------------
ASA Acquisition shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to ASA Acquisition, certificates substantially in the forms attached to this Agreement as Annex C-1 and Annex C-2, at such time as reasonably requested by such law firm, in connection with its delivery of the opinion described in
Section 9.3(c) of this Agreement. None of Parent, Merger Subsidiary or ASA Acquisition shall take, or cause to be taken, any action which would cause to be untrue any of the representations and covenants in such certificates.

                                   Article 8

                             POST-CLOSING COVENANTS

          The Parties agree as follows with respect to the period following the
Closing:

          8.1 General. In the event that at any time after the Closing any
              -------
further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

          8.2 Director and Officer Liability.
              ------------------------------

               (a) Parent agrees that at all times after the Effective Time, it shall, or shall cause the Surviving Corporation and its Subsidiaries to indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of ASA Acquisition or of any of its Subsidiaries, its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise with the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as an employee, agent, officer or director of ASA Acquisition or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time. In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by Parent and reasonably agreed to by the Shareholder Representative with the consent of the Indemnified Parties which consent shall not be unreasonably withheld, promptly after statements are received.

               (b) Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by ASA Acquisition and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premiums for such insurance during such six-year period shall exceed 200% of the per annum rate of the aggregate premium currently paid by ASA Acquisition and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the most advantageous coverage that shall then be available at an annual premium equal to 200% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section
8.2. The rights under this Section 8.2 are in addition to rights that an Indemnified Party may have under the Certificate of Incorporation, bylaws, or other similar organizational documents of ASA Acquisition or any of its Subsidiaries or the NJBCA. The rights under this Section 8.2 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause the Surviving Corporation and any of its Subsidiaries (or their successors) to maintain in effect for a period of six
(6) years the provisions of its articles of incorporation or bylaws or similar organizational documents providing for indemnification of Indemnified Parties, with respect to facts or circumstances occurring at or prior to the Effective Time, to the fullest extent provided by law.

          8.3 Employee Benefits.
              -----------------

               (a) Continued Employment; Staffing Adjustments. Except as set forth on Schedule 8.3(a), following the Effective Time, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, continue the employment of all employees (including those not working because of short-term disability, leave of absence, vacation, sickness,) of ASA Acquisition or any of its Subsidiaries ("Continuing Employees"). Except as set forth on Schedule 8.3(a) or as provided below to the contrary, Parent shall, or shall cause the Surviving Corporation to, (i) honor all obligations under employment, retention, severance agreements or similar agreements of ASA Acquisition or any of its Subsidiaries and (ii) pay all benefits accrued through the Effective Time under the ASA Acquisition Benefit Plans in accordance with the terms thereof. For a period of one (1) year following the Effective Time, Parent shall not, and shall cause the Surviving Corporation or its Subsidiaries not to, make any personnel or staffing adjustments with regard to the Surviving Corporation and its Subsidiaries without the prior written approval of Michael J. Gulotta and Donald Ingram or their respective delegates. Notwithstanding anything else in this Section 8.3, this Agreement shall not be construed to create any contractual employment rights in any Continuing Employees other than as employees terminable at will.

               (b) Base Salary and Bonus Compensation. For the remainder of 2000 and thereafter, Parent shall, or shall cause the Surviving Corporation to, provide Continuing Employees with no less favorable base salary in effect immediately prior to the Effective Time. For the remainder of 2000, the ASA Acquisition Incentive Compensation Plan and the Team Incentive Award Program shall remain in effect. The bonus pools payable under these plans shall be allocated by Michael J. Gulotta or his delegate and the amounts payable under these plans shall be paid on or before March 15, 2001. For 2001, Parent shall, or shall cause the Surviving Corporation to, with the approval of Michael J. Gulotta and Donald Ingram, adjust the base salaries of Continuing Employees in such a manner as to account for the smaller target bonus and incentive opportunities available to them through Aon Consulting, Inc.'s current Incentive Performance Plan. Current 2000 base salaries and 1999 bonus payments for Continuing Employees shall serve as the basis for adjustments for 2001 base salaries and bonus payments.

               (c) Benefit Plan Participation; Credited Service. Except as otherwise provided in this Section 8.3, from and after the Effective Time, Continuing Employees shall participate in the employee benefit plans, programs and arrangements as defined in Section 3(3) of ERISA, together with all payroll practices, equity or equity based plans, deferred compensation plans, non-qualified supplemental retirement plans, excess benefit plans, severance, vacation, split dollar arrangements and all other similar plans, programs and arrangements, of Parent (the "Parent Plans") to the same extent as all other employees of Parent. Continuing Employees shall be entitled to participation in Parent Plans as of January 1, 2001. For purposes of this Section 8.3, part-time employees of ASA Acquisition or its Subsidiaries who participate in any ASA Benefit Plan prior to the Effective Time shall be permitted to participate in similar Parent Plans in the same manner as any other Continuing Employee. Otherwise eligible Continuing Employees with at least one year of combined continuous service with ASA Acquisition and with Parent as of July 1, 2001, may begin to participate in the Aon Executive Life Insurance Plan as of July 1, 2001. Except as otherwise provided in this Section 8.3, Continuing Employees shall cease active participation in the ASA Acquisition Benefit Plans as of December 31, 2000. Continuing Employees shall receive credit as employees of the ASA Acquisition and its Subsidiaries under the Parent Plans for service prior to the Effective Time with ASA Acquisition, its Subsidiaries and its predecessors to the same extent such service was counted under similar ASA Acquisition Benefit Plans for all purposes, including eligibility, vesting, eligibility for retirement and early retirement, other than benefit accruals under Parent's qualified defined benefit pension plan.

Accordingly, Continuing Employees shall receive a defined benefit retirement benefit equal to the sum of the benefits payable under (1) the ASA pension plan for service prior to January 1, 2001 and (2) the defined benefit plan sponsored by Parent for service on or after January 1, 2001. If Continuing Employees are participating in any Parent Plans which are medical, dental or health plans, any such plans shall not include pre-existing condition exclusions. Parent's long term disability policy may include pre-existing condition exclusions to the extent such exclusions were applicable under the ASA long term disability policy.

               (d) ASA Acquisition Cash Balance Plans. Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, cause the qualified and non-qualified cash balance pension plans sponsored by ASA Acquisition or one of its Affiliates to be amended to cease benefit accruals as of January 2, 2001 other than the continued crediting of interest on participants' cash balance accounts at a rate not less than eight percent (8%) for 2000, six percent (6%) for 2001 and four percent (4%) thereafter. As of January 1, 2001, Parent shall cause the ASA Acquisition Pension Plan to be merged into its defined benefit plan (the "Aon Pension Plan"). In all other respects, such plans shall remain in effect and shall be operated in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, the cash payment described in section II of the ASA Acquisition Board Resolutions for December 22, 1999 shall be made as soon as practicable after the Effective Time.

               (e) ASA Savings Plan. As soon as practicable following the Effective Time, Parent shall cause the ASA Savings Plan to be merged into its 401(k) plan (the "Parent 401(k) Plan") to accept a trustee-to-trustee transfer and/or rollover of assets from the ASA Savings Plan or its participants respectively, including participant loans.

               (f) Health Plan Supplements. Effective January 1, 2001, the Surviving Corporation shall pay as additional compensation a one-time annual salary increase to each Continuing Employee participating in the health plan or plans sponsored by Parent, the Surviving Corporation or one of its Subsidiaries equal to 125% of the excess of the annual employee contribution as elected by such Continuing Employee required pursuant to Parent's medical, dental and disability plans over the annual employee contribution required pursuant to ASA Acquisition's similar plans. The Surviving Corporation shall pay as additional compensation to each Continuing Employee who elects not to participate in the health plan or plans sponsored by Parent, the Surviving Corporation or one of its Subsidiaries a one-time annual salary increase of $1,200. In addition, Continuing Employees who pay for health coverage for Class II dependents under ASA Acquisition health plans shall be permitted to continue to pay for coverage for such dependents under Parent's health plans.

               (g) ASA Canadian Plans. Following the Effective Time until reasonably practical, Parent shall, or shall cause the Surviving Corporation or one of its Affiliates to, maintain in effect all employee benefit plans, programs and arrangements provided to the employees of Affiliates of ASA Acquisition employed in Canada (the

"ASA Canadian Plans"). Thereafter, Parent shall, or shall cause the Surviving Corporation or its Affiliates to, provide such employees with either the ASA Canadian Plans or the same Parent Plans as provided to all other employees of Parent employed in Canada.

               (h) State Street VEBA Trust. Parent shall, or shall cause the Surviving Corporation to, maintain the ASA VEBA Trust in accordance with its terms solely for the benefit of its participants and their beneficiaries who have satisfied the eligibility requirements for benefits under the trust, whether or not such participant has retired, as of the Effective Time and pay all costs arising from or relating to the ASA VEBA Trust, other than benefits, until all such Trust assets have been distributed to such participants and beneficiaries for the purpose of and the benefits for which such ASA VEBA Trust was established. Parent shall, or shall cause the Surviving Corporation to continue the ASA post-retirement health plan for participants in the State Street VEBA Trust.

               (i) Retiree Health Benefits. Parent shall, or shall cause the Surviving Corporation to, allow those Continuing Employees who as of the Effective Time have satisfied the eligibility requirements for retiree health benefits who are not described in Section 8.3(h) above under the ASA Acquisition Plans to be eligible under Parent retiree health plans following the Effective Time regardless of Parent Plan's eligibility requirements. The application of the Aon subsidy under the Parent retiree health benefit plans shall be made with reference to Credited Service as defined in Section 8.3(c).

               (j) Automobile Leases. Parent shall, or shall cause the Surviving Corporation to, maintain any existing automobile leases set forth on Schedule 8.3(j) of the Disclosure Schedule covering those Continuing Employees until their expiration date. Thereafter, such Continuing Employees shall receive a one-time annual salary increase of ten thousand dollars ($10,000).

               (k) Severance. For a period of one (1) year following the Effective Time, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, establish or maintain a plan to provide severance and termination benefits to all employees of ASA Acquisition and its Subsidiaries which is no less favorable than the ASA Acquisition Severance Plan set forth on
Schedule 8.3(k).

               (l) Retention. For a period of three (3) years following the Effective Time, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, establish or maintain a plan to provide retention bonuses and benefits to such employees of ASA Acquisition and its Subsidiaries which is no less favorable than the retention bonuses and benefits currently in effect under the ASA Acquisition Retention Plan set forth on Schedule 8.3(l). Further, Michael J. Gulotta and Donald Ingram, or their respective delegates, shall have the authority to allocate funds attributable to the Retention Plan. Each participant in the ASA Acquisition Retention Plan shall be required to execute an agreement in the form attached hereto as Exhibit 8.3(l) and any funds allocated to any participant who is terminated for cause or voluntarily terminates employment without good reason prior to the third anniversary of the Effective Time shall be forfeited, and not distributed to any other participant.

               (m) Vacation; Sick Time. Parent shall, or shall cause the Surviving Corporation to, grandfather any accrued vacation or sick days carried over from periods prior to December 31, 2000 by ASA Acquisition through the end of 2001.

               (n) Cafeteria/Flex Plans. Parent shall, or shall cause the Surviving Corporation to, continue the ASA Health Care Flexible Spending Account Plan and ASA Child/Adult Care Flexible Spending Account Plan in effect for the remainder of calendar year 2000.

               (o) Third Party Beneficiary Rights. Subject to the procedures set forth in Section 12.2 below, the rights under this Section 8.3 shall survive consummation of the Merger and are expressly intended to benefit each Continuing Employee.

          8.4 Existing Debt. Not later than fifteen (15) days after the
              -------------
Effective Time, with respect to the Unsecured Subordinated Promissory Note made by ASA Acquisition to each employee or non-employee shareholder of ASA Acquisition in connection with the purchase of ASA Acquisition from AT&T Corp. (each, a "Note"), Parent shall, or shall cause ASA Acquisition to, pay to the named payee in each Note the principal amount of such Note together with any accrued and unpaid interest on such principal amount.

          8.5 Coalition Purchasing Group, LLC. Parent, through Donald Ingram,
              -------------------------------
and ASA Acquisition, through Michael J. Gulotta, agree to use commercially reasonable efforts to jointly negotiate satisfactory terms relative to the purchase of Coalition Purchasing Group, LLC.

                                   Article 9

                        CONDITIONS TO OBLIGATION TO CLOSE

          9.1 Conditions to Each Party's Obligation. The respective obligations
              -------------------------------------
of Parent, Merger Subsidiary and ASA Acquisition to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of Parent and ASA Acquisition, as the case may be:

               (a) Shareholder Approval. This Agreement and the transactions
                   --------------------
contemplated hereby shall have been approved and adopted by the shareholders of ASA Acquisition by the ASA Acquisition Requisite Vote;

               (b) Governmental Approvals. All applicable waiting periods (and
                   ----------------------
any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (c) No Injunction or Proceedings. No provision of any applicable
                   ----------------------------
law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

               (d) Exchange Listing. The shares of Parent Common Stock issuable
                   ----------------
pursuant to the Merger (including the Contingent Shares) shall have been approved for listing on the New York Stock Exchange; and

               (e) Escrow Agreement. Each party shall have executed and
                   ----------------
delivered the Escrow Agreement.

          9.2 Conditions to Obligations of Merger Subsidiary and Parent. The
              ---------------------------------------------------------
obligations of Merger Subsidiary and Parent to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following condition:

               (a) ASA Acquisition shall have delivered to Parent and Merger Subsidiary a certificate to the effect that:

                  (i) The representations and warranties of ASA Acquisition contained in this Agreement are true and correct in all material respects at and as of the Closing Date; and

                  (ii) ASA Acquisition has performed and complied in all material respects with all of the covenants and agreements of ASA Acquisition hereunder required to be performed and compiled with on and as of the Closing Date;

               (b) The consents set forth on Schedule 9.2(b) shall have been obtained or made, as the case may be, by ASA Acquisition;

               (c) ASA Acquisition shall have delivered to Parent a certificate satisfying the provisions of Treas. Reg.ss. 1.1445-2(c)(3) certifying the interests of ASA Acquisition are not U.S. real property interests;

               (d) The Shareholder Representative shall have executed and delivered the Registration Rights Agreement.

               (e) ASA Acquisition shall have delivered to Parent and Merger Subsidiary a signed opinion of counsel, in a form reasonably acceptable to Parent.

Parent may waive any condition specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

          9.3 Conditions to Obligations of ASA Acquisition. The obligations of
              --------------------------------------------
the Shareholders and ASA Acquisition to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

               (a) Parent and Merger Subsidiary shall have delivered to ASA Acquisition a certificate to the effect that:

                  (i) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement are true and correct in all material respects at and as of the Closing Date; and

                  (ii) Each of Parent and Merger Subsidiary has performed and complied in all material respects with all of the covenants and agreements of each of Parent and Merger Subsidiary, respectively, hereunder required to be performed and compiled with on and as of the Closing Date;

               (b) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement;

               (c) ASA Acquisition shall have received an opinion from Weil, Gotshal & Manges LLP, counsel to ASA Acquisition, in form and substance satisfactory to ASA Acquisition, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may rely upon representations contained in the certificates of officers of Parent, Merger Subsidiary and ASA Acquisition substantially in the forms thereof attached hereto as Annex C to this Agreement; and

               (d) Parent and Merger Subsidiary shall have delivered to ASA Acquisition a signed opinion of counsel, in a form reasonably acceptable to ASA Acquisition.

ASA Acquisition may waive any condition specified in this Section 9.3 if it executes a writing so stating at or prior to the Closing.

                                   Article 10

                                   TERMINATION

          10.1 Termination by Parent or ASA Acquisition. This Agreement may be
               ----------------------------------------
terminated in writing at any time prior to the Closing Date:

               (a) by mutual written consent of Parent, on the one hand, and ASA Acquisition, on the other hand;

               (b) by Parent, if (i) any of the conditions set forth in Section
9.1 or 9.2 shall have become incapable of fulfillment, and shall not have been waived by Parent, (ii) ASA Acquisition shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and ASA Acquisition shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect with respect to ASA Acquisition or on the ability of ASA Acquisition to consummate the transactions contemplated herein or (iii) the Board of Directors of ASA Acquisition shall not recommend to ASA Acquisition's shareholders that they give the ASA Acquisition Shareholder Approval or shall have withdrawn or modified in a manner adverse to Parent its recommendation to give the ASA Acquisition Shareholder Approval;

               (c) by ASA Acquisition, if (i) any of the conditions set forth in
Section 9.1 or 9.3 shall have become incapable of fulfillment, and shall not have been waived by ASA Acquisition or (ii) if Parent or Merger Subsidiary shall breach in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Parent shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, would have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated herein;

               (d) by either ASA Acquisition or Parent, if (i) the ASA Acquisition Shareholder Approval shall not have been obtained by reason of the failure to obtain the ASA Acquisition Requisite Vote at a duly held ASA Acquisition Shareholders Meeting or any adjournment thereof, (ii) the transactions contemplated herein shall not have been consummated on or before November 30, 2000 (the "Termination Date"); provided, however, in the event the condition set forth in Section 9.1(b) has not been satisfied by such date, the Termination Date shall be extended to February 28, 2001 or (iii) (so long as such party has complied in all material respects with its obligations under
Section 7.7), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining ASA Acquisition or Parent from consummating the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable.

Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to clause (b), (c) or (d) hereof if such party is in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

          10.2 Effect of Termination. In the event of termination by ASA
               ---------------------
Acquisition or by Parent pursuant to Section 10.1, written notice thereof shall promptly be given to the other party and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party.

Notwithstanding the foregoing, nothing in this Section 10.2 shall be deemed to impair the right of ASA Acquisition, on the one hand, and Parent and Merger Subsidiary, on the other hand, to seek (i) payment of the termination fee pursuant to Section 10.3 below or (ii) to compel specific performance of the other party of its or their obligations under this Agreement.

          10.3 Termination Fee.
               ---------------

               (e) If this Agreement is terminated by Parent (i) pursuant to
Section 10.1(d)(i) hereof, (ii) if pursuant to Section 10.1(b)(iii) hereof, the Board of Directors of ASA Acquisition shall not recommend to ASA Acquisition's shareholders that they give the ASA Acquisition Shareholder Approval or withdraws or modifies in a manner adverse to Parent its recommendation to give the ASA Acquisition Shareholder Approval or (iii) as a result of ASA Acquisition failing to consummate the transactions contemplated hereby at such time as the conditions set forth in Sections 9.1 and 9.3 (other than any such conditions the satisfaction of which is dependent on ASA Acquisition) are satisfied, ASA Acquisition shall promptly pay to Parent a termination fee equal to $3,000,000.

               (f) If this Agreement is terminated by ASA Acquisition as a result of Parent failing to consummate the transactions contemplated hereby at such time as the conditions set forth in Sections 9.1 and 9.2 (other than any such conditions the satisfaction of which is dependent on Parent) are satisfied, Parent shall promptly pay to ASA Acquisition a termination fee equal to $3,000,000.

                                   Article 11

                            INDEMNIFICATION REMEDIES

          11.1 Survival; Right to Indemnification Not Affected by Knowledge. All
               ------------------------------------------------------------
representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificates delivered pursuant to Sections 9.2(a) and 9.3(a), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

          11.2 Indemnification and Payment of Damages by ASA Acquisition
               ---------------------------------------------------------
Shareholders. The ASA Acquisition Shareholders will severally (in proportion to
------------
their respective ownership of ASA Acquisition Shares) indemnify and hold harmless Parent, Merger Subsidiary, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Parent Indemnified Persons") for, and will pay to the Parent Indemnified Persons the amount of any loss, liability, claim, damage or expenses (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (i) any Breach of any representation or warranty made by ASA Acquisition in this Agreement or any other certificate or document delivered by ASA Acquisition pursuant to this Agreement;

                  (ii) any Breach by ASA Acquisition of any of its covenants or obligations in this Agreement; or

                  (iii) any liability for Taxes of (A) ASA Acquisition or any of its Subsidiaries with respect to any taxable year or that portion of any taxable year of ASA Acquisition or any of its Subsidiaries ending on or before the Closing Date or (B) any member of an affiliated group of which ASA Acquisition or any of its Subsidiaries was a member on or prior to the Closing Date by reason of the liability of ASA Acquisition or such Subsidiary pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign law, to the extent in either (A) or (B) in excess of amounts accrued and reflected on the Financial Statements or the Closing Date Net Working Capital Statement.

          11.3 Indemnification and Payment of Damages by Parent. Parent will
               ------------------------------------------------
indemnify and hold harmless the ASA Acquisition Shareholders and their representatives, stockholders, controlling persons, and affiliates (collectively, the "ASA Acquisition Indemnified Persons") , and will pay to the ASA Acquisition Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (i) any Breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement, (ii) any Breach by Parent of any covenant or obligation of Parent in this Agreement, or (iii) any claim by any Person for brokerage or finder's fees or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

          11.4 Time Limitations. Except as set forth in the next sentence, the
               ----------------
ASA Acquisition Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date unless on or before one (1) year after the Closing Date, Parent notifies the Shareholder Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent. A claim for indemnification with respect to Section 11.2(iii) above may be made by Parent at any time prior to the third anniversary of the Closing Date. A claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one (1) year after the Closing Date, the Shareholder Representative notifies Parent of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholder Representative.

          11.5 Limitations on Amount - ASA Acquisition. The ASA Acquisition
               ---------------------------------------
Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 other than a claim made pursuant to Section 11.2(iii) until the total of all Damages with respect to such matters exceeds $1,500,000, and then only for the amount by which such Damages exceed $1,500,000. The ASA Acquisition Shareholders shall not be responsible for liability for Damages pursuant to Sections 11.2(i) and (ii) in excess of the value of the Primary Escrow Shares held in escrow pursuant to
Section 4.1(f) above (the "Indemnification Ceiling") and for liability for Damages pursuant to Section 11.2(iii) in excess of $1,500,000 (the "Tax Indemnification Ceiling"). Notwithstanding the foregoing, a claim for Damages under Sections 11.2(i) and (ii) made in accordance with Section 11.4 in excess of the Indemnification Ceiling may be collected from the Tax Indemnity Escrow Shares in which case the Tax Indemnity Ceiling shall be reduced by the amount of such excess. For purposes of this indemnification, the value of the Merger Shares held in escrow shall be calculated by using a price of $30 per share of Parent Common Stock.

          11.6 Limitations on Amount - Parent. Parent will have no liability
               ------------------------------
(for indemnification or otherwise) with respect to the matters described in
Section 11.3 until the total of all Damages with respect to such matters exceeds $1,500,000, and then only for the amount by which such Damages exceed $1,500,000, Parent and Merger Subsidiary shall not be responsible for liability for Damages pursuant to Section 11.3 in excess of the sum of the Indemnification Ceiling and the Tax Indemnity Ceiling.

          11.7 Escrow. Upon notice to the Shareholder Representative and Escrow
               ------
Agent specifying in reasonable detail the basis for such Claim, Parent may give notice of a Claim in such amount under the Escrow Agreement. Parent's recourse for indemnification hereunder shall be solely against the Escrow Shares.

          11.8 Exclusive Remedy; Limitation on Damages.
               ---------------------------------------

               (a) Following the Effective Time, the rights of Parent and the ASA Acquisition Shareholders to indemnification pursuant to this Article 11 shall be the sole and exclusive remedy of such parties for the breach of any representation, warranty, covenant or obligation set forth in this Agreement.

               (b) Notwithstanding anything herein to the contrary and except as provided in the proviso clause to this sentence, in connection with any claim made by a party against another party hereunder, the claiming party shall not be entitled to recover any punitive, consequential, special, incidental or indirect damages, whether based on statute, tort, contract or otherwise, regardless of whether such damages may be available under applicable law or otherwise, and whether or not arising from a party's sole, joint or concurrent negligence, strict liability or other fault, the parties hereto hereby waiving their right, if any, to recover such damages in connection with any such claims hereunder; provided, however, that in no event shall such limitations or restrictions prevent a party from recovering its actual damages. Actual damages shall include punitive, consequential, special, incidental or indirect damages paid by the indemnified party to third parties.

               (c) No claim for indemnification shall be made with respect to the extent of any insurance proceeds (net of self-insured retention or deductible amounts) or other amounts from third parties received by the party seeking indemnification. Each party hereby agrees use its commercially reasonable efforts to timely pursue all reasonable remedies against the applicable insurer or other third-party with respect thereto (including, without limitation, any claim for indemnification under The Agreement and Plan of Merger, dated as of May 13, 1998, by and among AT&T Corp., Actuarial Sciences Associates, Inc., ASA Acquisition and ASA Merger Sub Corp.). If the party seeking indemnification receives any such insurance proceeds or other amounts from third parties after a claim shall have been paid by the indemnifying party, the party seeking indemnification shall promptly return such payment to the indemnifying party to the extent of such insurance proceeds or other amounts from third parties received.

               (d) Any indemnity payment under this Article 11 shall be (A) increased to take account of any actual Tax cost incurred by the indemnified party by reason of the receipt of any indemnity payment and (B) reduced to take account of any Tax benefit resulting from the Damages actually realized by the indemnified party in respect of the taxable year in which such Damages are incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Damages are paid or incurred, the indemnified party shall pay to the indemnifying party the amount of such Tax benefit when such Tax benefit is actually realized.

          11.9 Procedure for Indemnification - Third Party Claims.
               --------------------------------------------------

               (a) Promptly after receipt by an indemnified party under Section
11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

              (b) If any Proceeding referred to in Section 11.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent which shall not be unreasonably withheld.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effect without its consent (which may not be unreasonably withheld).

          11.10 Procedure for Indemnification - Other Claims. A claim for
                --------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          11.11 Shareholder Representative.
                --------------------------

               (a) The ASA Shareholders have agreed to appoint one person to act as their representative, attorney in fact and proxy with respect to certain matters specified in this Agreement, the Escrow Agreement and the Registration Rights Agreement (the "Shareholder Representative"). The ASA Shareholders have designated Ellen A. Hennessy as the initial Shareholder Representative. The Shareholder Representative may resign at any time, and a Shareholder Representative may be removed by the vote of persons who were ASA Shareholders. In the event of the death, resignation or removal of the Shareholder Representative, a new Shareholder Representative shall be appointed by a vote of ASA Shareholders, such appointment to become effective upon the written acceptance thereof by the new Shareholder Representative. Any failure by the ASA Shareholders to appoint a new Shareholder Representative upon the death, resignation or removal of the Shareholder Representative shall not have the effect of releasing the ASA Shareholders from any liability under this Agreement, the Escrow Agreement or otherwise.

               (b) The Shareholder Representative shall have exclusive power and authority to execute and deliver the Escrow Agreement and the Registration Rights Agreement on behalf of the ASA Shareholders and each of the ASA Shareholders hereby authorizes and directs the Shareholder Representative to execute and deliver, upon the Closing, the Escrow Agreement and the Registration Rights Agreement on its behalf and agrees to be bound by the provisions thereof in the same manner as if such ASA Shareholder was an original party thereto. The Shareholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to the Shareholder Representative under this Agreement, the Escrow Agreement and the Registration Rights Agreement (including with respect to claims for indemnification pursuant to this Article 11, the Escrow Agreement and the Registration Rights Agreement); provided, however, that the Shareholder Representative will have no obligation to act on behalf of the ASA Shareholders, except as expressly provided herein and in the Escrow Agreement and the Registration Rights Agreement. The Shareholder Representative will at all times be entitled to rely on any directions received from the ASA Shareholders. The Shareholder Representative shall, at the expense of the ASA Shareholders, be entitled to engage such counsel, experts and other agents and consultants as they shall deem necessary in connection with exercising their powers and performing their function hereunder and (in the absence of bad faith on the part of the Shareholder Representative) shall be entitled to conclusively rely on the opinions and advice of such persons.

               (c) The Shareholder Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment of all his or her reasonable expenses incurred as the Shareholder Representative, which expenses shall be payable from the proceeds of the Escrow Shares or such other property held in escrow from time to time under the Escrow Agreement or, at the option of the ASA Shareholders, cash. In connection with this Agreement, the Escrow Agreement, the Registration Rights Agreement and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Shareholder Representative hereunder, the Shareholder Representative shall incur no responsibility whatsoever to any Shareholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Escrow Agreement, the Registration Rights Agreement or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct. Each ASA Shareholder shall indemnify, pro rata based upon such holder's percentage interest, the Shareholder Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' or consultant's fees and the amount of any judgment against the Shareholder Representative, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Shareholder Representative hereunder or under the Escrow Agreement, the Registration Rights Agreement or otherwise. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Shareholder Representative hereunder for his or her gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from Shareholder Representative to the ASA Shareholders as to the existence of a deficiency toward the payment of any such indemnification amount, each such holder shall promptly deliver to the Shareholder Representative full payment of his or her ratable share of the amount of such deficiency, in accordance with such ASA Shareholder's percentage interest.

               (d) All of the indemnities, immunities and powers granted to the Shareholder Representative under this Agreement shall survive the Closing and/or any termination of this Agreement, the Escrow Agreement and/or the Registration Rights Agreement.

                                   Article 12

                                  MISCELLANEOUS

          12.1 Press Releases and Public Announcements. No Party shall issue any
               ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Parent and ASA Acquisition.

          12.2 No Third Party Beneficiaries. (a) This Agreement shall not confer
               ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns except that Sections 8.2, 8.3 and
8.4 hereof are intended to confer rights and remedies on the Persons specified therein and the rights and remedies under 8.2 and 8.4 shall be enforceable by the Persons specified therein. The rights and remedies under Section 8.3 shall be enforceable by a committee of not less than three (3) Persons who shall initially be Beverly Landstrom, Kaylan Basu and James Hess (collectively, the "Third Party Beneficiaries Representatives"). In the event any vacancy occurs on such committee, the remaining Third Party Beneficiaries Representatives shall appoint a successor.

               (b) All disputes between the Parties arising out of or concerning the rights and remedies conferred on any Person in Section 8.3 shall be resolved first by a meeting of one or more members of the Third Party Beneficiaries Representatives and the Chairman of Aon Consulting Worldwide, Inc. to be held not less than fourteen (14) days following delivery of written notice of such dispute, and in the event such dispute is not resolved through such meeting or within thirty (30) days following such meeting, the dispute shall be submitted to an arbitration to be held in New York City, pursuant to the arbitration rules of the American Arbitration Association (the "AAA") and shall be presided over by an arbitrator selected jointly by Parent and the Third Party Beneficiaries Representatives. Regardless of whether or not they are the prevailing parties, to the extent there exists a "reasonable basis" for a claim submitted to arbitration using such standards as acceptable under ERISA, the Third Party Beneficiaries Representatives shall be entitled to reimbursement of all reasonable costs, fees and expenses, including reasonable attorneys' fees, of such arbitration. The award of the arbitrator shall be binding, final, and subject to enforcement in the courts of the State of New Jersey. To the extent an issue arising under Section 8.3 which would affect more than one Person is arbitrated, the final resolution of such issue shall apply to all affected Persons and the Third Party Beneficiaries Representatives shall not be entitled to commence another arbitration in respect of such issue.

          12.3 Entire Agreement. This Agreement (including the documents
               ----------------
referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior agreements, by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

          12.4 Succession and Assignment. This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of Parent and ASA Acquisition.

          12.5 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          12.6 Headings. The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7 Notices. All notices, requests, demands, claims, and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to ASA Acquisition:

                  Actuarial Sciences Associates, Inc.
                  270 Davidson Avenue
                  Somerset, New Jersey  08873
                  Attn:  Corporate Secretary
                  Telecopy:  (732) 302-2191

         With copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Stephen M. Besen, Esq.
                  Telecopy:  (212) 310-8007

         If to Parent and Merger Subsidiary:

                  Aon Corporation
                  123 North Wacker Drive
                  Chicago, Illinois  60606
                  Attn: Donald Ingram, Chairman of
                  Aon Consulting Worldwide, Inc.
                  Telecopy:  (312) 701-4960

         With copy to:

                  Aon Corporation
                  123 North Wacker Drive
                  Chicago, Illinois  60606
                  Attn: Richard Barry
                  Telecopy:  (312) 701-2166

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          12.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

          12.9 Amendments and Waivers. This Agreement may be amended by action
               ----------------------
taken by ASA Acquisition, Parent and Merger Subsidiary at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          12.10 Severability. Any term or provision of this Agreement that is
                ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          12.11 Expenses. Each Party shall bear its own costs and expenses
                --------
(including legal fees and expenses) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

          12.12 Construction. The Parties have participated jointly in the
                ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          12.13 Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          12.14 Specific Performance. Each of the Parties acknowledges and
                --------------------
agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

          12.15 Submission to Jurisdiction. Each of the Parties submits to the
                --------------------------
jurisdiction of any federal court sitting in the State of New Jersey in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

                            [signature pages follow]

                        [MERGER AGREEMENT SIGNATURE PAGE]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    AON CORPORATION

                                    By: /s/ Patrick G. Ryan
                                       --------------------------------
                                         Name:  Patrick G. Ryan
                                         Title: Chairman & Chief
                                                Executive Officer


                                    AON KEITH ACQUISITION CORP.

                                    By: /s/ Richard E. Barry
                                       --------------------------------
                                         Name:  Richard E. Barry
                                         Title: Vice President


                                    ASA ACQUISITION CORP.

                                    By: /s/ Michael J. Gullota
                                       --------------------------------
                                         Name:  Michael J. Gullota
                                         Title: President and CEO

                                    SHAREHOLDER REPRESENTATIVE


                                    /s/ Ellen A. Hennessy
                                    --------------------------------
                                    Ellen A. Hennessy
                                    (as to Section 11.11 only)

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